     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            VALENCE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           --------------------------

      Delaware                          3570                       77-0214673
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
of incorporation or             Classification Code Number)       Identification
organization)                                                        Number)
                        --------------------------------
                                301 Conestoga Way
                             Henderson, Nevada 89015
                                 (702) 558-1000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                           --------------------------

                                  Lev M. Dawson
                 Chairman of the Board, Chief Executive Officer
                                  and President
                            Valence Technology, Inc.
                                301 Conestoga Way
                             Henderson, Nevada 89015
                                 (702) 558-1000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                        ---------------------------------

                                   Copies to:

                              Andrei Manoliu, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306
                                 (650) 843-5000
                           ---------------------------
              Approximate date of commencement of proposed sale to
            the public: From time to time after the effective date of
                          this Registration Statement.
                           ---------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /X/

                           ---------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities              Amount to be       Proposed Maximum      Proposed Maximum           Amount of
      to be Registered(1)                      Registered(1)      Offering Price Per    Aggregate Offering      Registration Fee
                                                                       Share               Price(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value..............                        $                     $                      $
Preferred Stock, $.001 par value...........
Warrants...................................
--------------------------------------------------------------------------------------------------------------------------------
  Total....................................      $50,000,000(3)                          $50,000,000(4)(5)         13,900.00
--------------------------------------------------------------------------------------------------------------------------------

(1) Also includes such indeterminate number of shares of Common Stock and/or Preferred Stock as may be issued upon conversion or exercise of any Preferred Stock and/or Warrants that provide for conversion or exercise into other securities.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3) Pursuant to General Instruction II.D of Form S-3, not specified as to each class and/or series of securities to be registered.

(4)  Represents the aggregate (i) issue price of Preferred Stock or Warrants,
     (ii) amount used when computing the registration fee pursuant to Rule 457(c) for Common Stock, (iii) liquidation preference of any Preferred Stock and (iv) exercise price of any securities issuable upon exercise of Warrants.

(5) No separate consideration will be received for any Common Stock issuable upon conversion of Preferred Stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL 20, 1999

                            VALENCE TECHNOLOGY, INC.

            BY THIS PROSPECTUS, WE MAY OFFER UP TO $50,000,000 OF OUR

                                  COMMON STOCK
                                 PREFERRED STOCK
                                    WARRANTS

     Our common stock is listed on the Nasdaq National Market under the symbol "VLNC." On April 13, 1999 the closing sale price of a share of our common stock, as reported on the Nasdaq National Market, was $6.75.

     The securities offered or sold under this prospectus have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                           ---------------------------

     We will provide the specific terms of the securities offered in a supplement to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.


                           ---------------------------

     This investment involves a high degree of risk. See "Risk Factors" in the supplement to this prospectus.


                           ---------------------------

     We may offer the securities directly or through underwriters, agents or dealers. The supplement will describe the terms of that plan of distribution. "Plan of Distribution" below also provides more information on this topic.

               The date of this prospectus is _____________,1999.

                                TABLE OF CONTENTS

                                                                           PAGE
About this Prospectus....................................................     2
Where You Can Get More Information.......................................     2
About Valence............................................................     4
Risk Factors.............................................................     5
Use of Proceeds..........................................................     5
General Description of Securities........................................     5
Description of Preferred Stock...........................................     5
Description of Common Stock..............................................     6
Description of Warrants..................................................     7
Plan of Distribution.....................................................     8
Legal Matters............................................................     9
Experts..................................................................     9

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may from time to time offer up to $50,000,000 in the aggregate of (a) shares of common stock, $0.001 par value per share, of Valence, (b) shares of preferred stock, $0.001 par value per share, of Valence, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale. The common stock, preferred stock and warrants are collectively referred to herein as "securities." The securities offered pursuant to this prospectus may be issued in one or more series of issuances and the aggregate offering price of the securities will not exceed $50,000,000 (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by Valence).

     Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

     The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Get More Information." This prospectus may not be used to consummate sales of Securities unless accompanied by a prospectus supplement.

                       WHERE YOU CAN GET MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 "K" Street, Washington, DC 20006.

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the year ended March 29, 1998, filed June 29, 1998;

     -    Current Report on Form 8-K, dated July 27, 1998 and filed August 4,
          1998;

     - Quarterly Report on Form 10-Q, for the fiscal quarter ended June 28, 1998, filed August 11, 1998;

     - Quarterly Report on Form 10-Q, for the fiscal quarter ended September 27, 1998, filed November 12, 1998;

     - Current Report on Form 8-K, dated December 18, 1998 and filed December 21, 1998;

     - Quarterly Report on Form 10-Q, for the fiscal quarter ended December 27, 1998, filed February 10, 1999;

     - Quarterly Report on Form 10-Q/A, for the fiscal quarter ended September 27, 1998, filed February 24, 1999; and

     - The description of the common stock contained in Valence's Registration Statement on Form 8-A filed with the SEC under the Securities Exchange Act of 1934.

     You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

     VALENCE TECHNOLOGY, INC., 301 CONESTOGA WAY, HENDERSON, NV 89015 (702) 558-1000 HTTP://WWW.VALENCE-TECH.COM

     This prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information incorporated by reference or provided in this prospectus and the Registration Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                  ABOUT VALENCE

OUR BUSINESS

     We are engaged in research and development to produce advanced rechargeable batteries based upon specialized technologies, which are referred to in the industry as lithium ion and polymer technologies. Our objective is to become a leading provider of rechargeable batteries. In July 1995, we announced that we obtained a license to a related specialized battery technology from Bell Communications Research, Inc. Since that time, we have been working to integrate the Bell Communications technology with our own lithium polymer battery technology. At the same time, we have continued the redesign and modifications to our manufacturing equipment in Northern Ireland to support the potential future commercial introduction of this new battery design.

THE MARKET FOR OUR BATTERIES

     Widespread use of a variety of portable consumer electronics such as portable computers, cellular telephones, camcorders and handheld power tools, as well as continued demand from conventional applications such as automobiles, have resulted in large markets for rechargeable batteries. These new and conventional applications are placing growing demands on existing battery technologies to deliver increasing amounts of electricity through smaller and lighter batteries. In some cases, current battery capabilities are a major limitation to the introduction of enhanced electronic products.

OUR STAGE OF DEVELOPMENT

     We are a development stage company whose primary activities to date have been:

     -    acquiring and developing technology;

     -    implementing a production line;

     -    manufacturing limited quantities of prototype batteries;

     -    recruiting personnel; and

     -    obtaining capital.

     However, our current research prototype batteries meet some of the exacting specifications demanded by the marketplace. Except for insubstantial revenues from limited sales of prototype lithium polymer batteries, we presently have no products available for sale. Prior to commencing volume production, we do not expect to receive any significant revenues from the sale of our products. To achieve profitable operations, we must successfully develop, manufacture and market our products. There is a risk that we will not develop or manufacture our products at an acceptable cost or with appropriate performance characteristics, and that we will not be able to successfully market such products or that such products will not achieve market acceptance. See "Risk Factors."

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in our securities.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes. We expect from time to time to evaluate the acquisition of products, businesses and technologies for which a portion of the net proceeds may be used. Currently, however, we do not have any understandings, commitments or agreements with respect to any material acquisitions for which a portion of the net proceeds may be used.

                        GENERAL DESCRIPTION OF SECURITIES

     We may offer under this prospectus shares of common stock, shares of preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or as units consisting of one or more securities. The aggregate offering price of securities offered by us under this prospectus will not exceed $50,000,000. If securities are offered as units, the terms of the units will be set forth in a prospectus supplement. Certain of the securities to be offered hereby involve a high degree of risk. Such risks will be set forth in the prospectus supplement relating to such security.

DESCRIPTION OF PREFERRED STOCK

GENERAL

     Our Amended and Restated Certificate of Incorporation, as amended, authorize the board of directors of Valence, without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our restated certificate to increase the number of authorized shares of preferred stock. Any amendment like this would require the approval of the holders of a majority of the common stock, without a vote of the holders of preferred stock or any series thereof unless a vote of any such holder is required pursuant to the restated certificate or certificates of designations establishing a series of preferred stock. As of the date of this prospectus, we have 15,000 shares of preferred stock outstanding, 7,500 shares of which are Series A Preferred Stock and 7,500 shares of which are Series B Preferred Stock.

     The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     - the title and liquidation preference per share of the preferred stock and the number of shares offered;

     -    the purchase price of the preferred stock;

     - the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

     -    any redemption or sinking fund provisions of the preferred stock;

     -    any conversion provisions of the preferred stock;

     -    the voting rights, if any, of the preferred stock; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

     If the terms of any series of preferred stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the prospectus supplement relating to that series of preferred stock. The summary in this prospectus is not complete. You should refer to our restated certificate establishing a particular series of preferred stock, which will be filed with the Secretary of State of Delaware and the SEC in connection with the offering of the preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable.

     The preferred stock will bear no dividends.

DIVIDEND RIGHTS

     The preferred stock will be preferred over the common stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on the common stock shall be declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by the board of directors of Valence. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates set forth in the prospectus supplement. With respect to each series of preferred stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

RIGHTS UPON LIQUIDATION

     The preferred stock will be preferred over the common stock as to assets so that the holders of each series of preferred stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment unless otherwise specified in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets and funds legally available for distribution to the preferred stock shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

REDEMPTION

     All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of preferred stock will be convertible into shares of common stock or into shares of any other series of preferred stock to the extent set forth in the applicable prospectus supplement.

VOTING RIGHTS

     Except as indicated in the prospectus supplement, the holders of preferred stock shall have no voting power whatsoever except as provided by law.

DESCRIPTION OF COMMON STOCK

     As of the date of this prospectus, we are authorized to issue up to 50,000,000 shares of common stock of which 7,000,000 shares are reserved solely for the purpose of effecting the conversion of the preferred stock. As of April 15, 1999, we had 26,727,841 shares of common stock issued and outstanding and had reserved 8,250,000 additional shares of common stock for issuance under our various stock and compensation incentive plans.

DIVIDENDS

     The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Valence, out of funds legally available for their payment.

VOTING RIGHTS

     The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

RIGHTS UPON LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

MISCELLANEOUS

     The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. Shares of common stock are not convertible into shares of any other class of capital stock. Boston EquiServe is the transfer agent and registrar for our common stock.

DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

     The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

     - the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

     - the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     - the date on which the right to exercise the warrants will commence and the date on which the right will expire;

     - United States Federal income tax consequences applicable to the warrants; and

     -    any other terms of the warrants.

     Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

     Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be adjusted upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

     Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

                              PLAN OF DISTRIBUTION

     We may sell the securities through underwriters, agents or dealers or directly to purchasers. A prospectus supplement will set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

     We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named, and any commissions payable by us to an agent will be set forth, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are used in any of the sales of securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transactions will be set forth in a prospectus supplement.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

                                  LEGAL MATTERS

     The validity of any securities offered by this prospectus or any supplement will be passed upon for Valence by Cooley Godward LLP, Palo Alto, California.

                                     EXPERTS

     The consolidated balance sheets as of March 29, 1998 and March 30, 1997 and the consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from March 3, 1989 (date of inception) to March 29, 1998 and for each of the years ending March 29, 1998, March 30, 1997 and March 31, 1996 incorporated by reference in this prospectus, have been incorporated in the reliance on the report, which includes an explanatory paragraph regarding Valence's ability to continue as a going concern, of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet as of March 31, 1998, and the statements of operations and accumulated deficit and cash flows for the year ended March 31, 1998, and incorporated by reference in this prospectus, have been incorporated in the reliance on the report, which includes an explanatory paragraph regarding Hanil Valence Co., Ltd.'s ability to continue as a going concern, of Samil Accounting Corporation, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than the placement agent fees, underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee and the NASD filing fee.

Registration fee................................................$13,900
NASD filing fee.................................................$
Nasdaq listing fee..............................................$
Blue sky qualification fees and expenses........................$
Printing and engraving expenses.................................$20,000
Legal fees and expenses.........................................$20,000
Accounting fees and expenses....................................$ 5,000
Miscellaneous...................................................$10,000

Total...........................................................$68,900

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

     The Registrant's Restated Certificate of Incorporation ("Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and officers that require Valence to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgements, fines, settlements and other amounts actually and responsibly incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprise. Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the Registrant maintains director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officer of the Registrant.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed herewith or incorporated by reference herein:

EXHIBIT
NUMBER           EXHIBIT TITLE

1.1  Form(s) of Underwriting Agreement(s).*

4.1  Form of Warrant.*

4.2  Form of Warrant Agreement.*

5.1  Opinion of Cooley Godward LLP*

12.1 Computation of Ratios of Earnings to Fixed Charges.

23.1 Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2 Consent of Cooley Godward LLP (included in Exhibit 5.1).

23.3 Consent of Samil Accounting Corporation

24.1 Power of Attorney of certain directors and officers of the registrant (contained on Page 13).

*    To be filed by amendment or by a report on Form 8-K pursuant to
     Section 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of periodic report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing information required to be included in a post-effective amendment that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contained a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada on April 19, 1999.

                                      VALENCE TECHNOLOGY, INC.

                                      BY:  /S/ LEV M. DAWSON
                                         ---------------------------------------
                                           Lev M. Dawson
                                           Chairman of the Board,
                                           Chief Executive Officer and President


                          POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Lev M. Dawson his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                                       TITLE                                    DATE
/S/ LEV M. DAWSON                             Chairman of the Board, Chief Executive             April 19, 1999
---------------------------------------       Officer and President (Principal Executive
    Lev M. Dawson                             Officer)



/S/ JAY L. KING                               Chief Financial Officer (Principal                 April 19, 1999
---------------------------------------       Financial and Accounting Officer)
    Jay L. King


/S/ CARL E. BERG                              Director                                           April 19, 1999
---------------------------------------
    Carl E. Berg


/S/ ALAN F. SHUGART                           Director                                           April 19, 1999
---------------------------------------
    Alan F. Shugart


/S/ BERT C. ROBERTS, JR.                      Director                                           April 19, 1999
---------------------------------------
    Bert C. Roberts, Jr.

                                INDEX TO EXHIBITS

EXHIBIT         EXHIBIT TITLE
NUMBER

1.1       Form(s) of Underwriting Agreement(s).*

4.1       Form of Warrant.*

4.2       Form of Warrant Agreement.*

5.1       Opinion of Cooley Godward LLP.*

12.1      Computation of Ratios of Earnings to Fixed Charges.

23.1      Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).

23.3      Consent of Samil Accounting Corporation

24.1 Power of Attorney of certain directors and officers of the registrant (contained on Page 13).

*         To be filed by amendment or by a report on Form 8-K pursuant to
          Section 601 of Regulation S-K.